Exhibit 3.5(c)

ROSS MILLER Secretary of State 204. North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov Filed in the office of Document Number 20120798067-52 [ILLEGIBLE] Filing Date and Time Ross Miller 11/27/2012 3:30 PM Secretary of State Entity Number State of Nevada C26349-1998 Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78:390) USE BLACK INK ONLY DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78:390 - After Issuance of Stock) 1. Name of corporation: SG Gaming, Inc. 2. The articles have been amended as follows: (provide article numbers; if available) Article 1 has been amended in its entirety to read as follows NAME: The name of the corporation shall be SG Gaming North America, Inc. 3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of Incorporation have voted in favor of the amendment is: Unanimous 4. Effective date and time of filing (optional) Date: Time: (must not be later than 90 days after the certificate is filed) 5. Signature: (required) [ILLEGIBLE] Signature of Officer * If any proposed amendment would alter or change any preference or any relative or other fight given to any class or series of outstanding shares than the amendment must be approved by the vote, In addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations of restrictions on the voting power thereof. IMPORTANT: Failure to include any of the above Information and submit with the proper fees may cause this filing to be rejected. This form must be accompanied by appropriate fees. Nevada Secretary of State [ILLEGIBLE] [ILLEGIBLE]